Exhibit 99.1
NEWS

FOR IMMEDIATE RELEASE Wednesday, September 5, 2018	COMPANY CONTACT: INVESTOR RELATIONS CONTACT: Daniel Wong - (808) 835-3700 Investor.Relations@HawaiianAir.com MEDIA RELATIONS CONTACT: Alex Da Silva - (808) 835-3712 News@HawaiianAir.com

Hawaiian Airlines Updates Expected Third Quarter and Full Year 2018 Metrics

HONOLULU — September 5, 2018 — Hawaiian Airlines, Inc., a subsidiary of Hawaiian Holdings, Inc. (NASDAQ: HA) (“Hawaiian” or the “Company”), has updated its expectations for certain third quarter and full year 2018 financial metrics.

Third Quarter 2018 Outlook

The Company has revised certain of its expectations for the third quarter ending September 30, 2018 that were previously provided on July 24, 2018.

Specifically, the Company lowered its expectations for third quarter operating revenue per available seat mile (RASM) as a result of service disruptions, passenger cancellations and booking interruptions stemming from Hurricane Lane that affected the Hawaiian island chain in late August 2018.

The table below summarizes the Company’s revised expectations, expressed as an expected percentage change compared to the results for the third quarter ended September 30, 2017.

	Prior Third Quarter 2018 Guidance	Revised Third Quarter 2018 Guidance
Operating revenue per ASM (RASM)	Down 1.5% - Up 1.5%	Flat – Down 2.0%

Full Year 2018 Outlook

The Company has also revised certain of its expectations for the full year ending December 31, 2018 that were previously provided on July 24, 2018.

Specifically, the Company lowered its expectations for full year ASMs and gallons of jet fuel consumed following the planned suspension of its thrice-weekly nonstop service between Honolulu’s Daniel K. Inouye International Airport (HNL) and Beijing Capital International Airport (PEK) effective mid-October 2018.

The Company’s expectations for full year operating costs per ASM (CASM) excluding aircraft fuel and special items remain unchanged.

The table below summarizes the Company’s revised expectations, expressed as an expected percentage change compared to the results for the year ended December 31, 2017.

	Prior Full Year 2018 Guidance	Revised Full Year 2018 Guidance
Available seat miles (ASMs)	Up 5.5 – 7.5%	Up 5.0 – 7.0%
Gallons of jet fuel consumed (000s)	Up 4.0 – 6.0%	Up 3.5 – 5.5%

About Hawaiian Airlines

Hawaiian® has led all U.S. carriers in on-time performance for each of the past 14 years (2004-2017) as reported by the U.S. Department of Transportation. Consumer surveys by Condé Nast Traveler, Travel + Leisure and TripAdvisor have placed Hawaiian among the top of all domestic airlines serving Hawai‘i.

Now in its 89th year of continuous service, Hawaiian is Hawai‘i’s biggest and longest-serving airline. Hawaiian offers non-stop service to Hawai‘i from more U.S. gateway cities (12) than any other airline, along with service from Japan, South Korea, China, Australia, New Zealand, American Samoa and Tahiti. Hawaiian also provides approximately 170 jet flights daily between the Hawaiian Islands, with a total of more than 250 daily flights system-wide.

Hawaiian Airlines, Inc. is a subsidiary of Hawaiian Holdings, Inc. (NASDAQ: HA). Additional information is available at HawaiianAirlines.com. Follow Hawaiian's Twitter updates (@HawaiianAir), become a fan on Facebook (Hawaiian Airlines), and follow us on Instagram (hawaiianairlines). For career postings and updates, follow Hawaiian's LinkedIn page.

For media inquiries, please visit Hawaiian Airlines' online newsroom.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to certain current and future events and financial performance.  Such forward-looking statements include, without limitation, the Company’s expectations regarding operating revenue per available seat mile for the quarter ending September 30, 2018; the Company's expectations regarding available seat miles, gallons of jet fuel consumed, and operating cost per available seat mile excluding fuel and special items for the full year ending December 31, 2018; and statements as to other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing.  Words such as “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes,” “estimates,” variations of such wo rds, and similar expressions are also intended to identify such forward-looking statements.  These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and assumptions relating to the Company’s operations and business environment, all of which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. These risks and uncertainties include, without limitation, the Company’s ability to accurately forecast quarterly and annual results; economic volatility; macroeconomic developments; political developments; the price and availability of aircraft fuel; fluctuations in demand for transportation in the markets in which the Company operates; the effect on bookings following Hurricane Lane’s impact to Hawai‘i; the Company’s dependence on tourist travel; labor negotiations and related developments; competitive pressures, including the potential impact of rising industry capacity between North America and Hawai‘i; the Company's ability to continue to generate sufficient cash flow to support the payment of a quarterly dividend; changes in the Company's future capital needs; foreign currency exchange rate fluctuations; and the Company’s ability to implement its growth strategy.

The risks, uncertainties and assumptions referred to above that could cause the Company’s results to differ materially from the results expressed or implied by such forward-looking statements also include the risks, uncertainties and assumptions discussed from time to time in the Company’s other public filings and public announcements, including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission.  All forward-looking statements included in this document are based on information available to the Company on the date hereof.  The Company does not undertake to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.